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                                                                     Exhibit 5.1



                          [Letterhead of Dechert LLP]


November 10, 2003





Select Medical Corporation
4716 Old Gettysburg Road
P.O. Box 2034
Mechanicsburg, PA  17055

            Re:   Registration Statement on Form S-4
                  Registration No. 333-109776

Gentlemen and Ladies:

We have acted as counsel to Select Medical Corporation, a Delaware corporation (the "Company"), and each of the companies listed on the Table of Additional Registrants in the Registration Statement on Form S-4 (Registration No. 333-109776) (the "Registration Statement") (each such Company, a "Guarantor" and collectively the "Guarantors") in connection with the preparation and filing by the Company and the Guarantors of the Registration Statement with the Securities and Exchange Commission for the purpose of registering the issuance of up to an aggregate principal amount of $175,000,000 of the Company's 7-1/2% Senior Subordinated Notes due 2013 (the "Exchange Notes") and the Guarantors' guarantees thereof (the "Exchange Guarantees") under the Securities Act of 1933, as amended (the "Securities Act"). The Exchange Notes are to be issued in exchange for an equal aggregate principal amount of outstanding 7-1/2% Senior Subordinated Notes due 2013 originally issued by Select Medical Escrow, Inc. (the "Existing Notes") and the Guarantors' guarantees thereof pursuant to the Exchange and Registration Rights Agreement among Select Medical Escrow, Inc., the Company, the Guarantors, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Inc., Wachovia Capital Markets, LLC, SG Cowen Securities Corporation, CIBC World Markets Corp., Fleet Securities, Inc., and Jefferies & Company, Inc., which is filed as Exhibit 4.6 to the Registration Statement. The Exchange Notes and the Exchange Guarantees are to be issued pursuant to the terms of the Indenture (the "Original Indenture") by and among Select Medical Escrow, Inc. and U.S. Bank Trust National Association, as trustee (the "Trustee"), which is filed as Exhibit 4.4 to the Registration Statement, and which was amended by the Supplemental
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Select Medical Corporation
November 10, 2003
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Indenture by and among the Company, Select Medical Escrow, Inc., the Guarantors
and the Trustee (the "Supplemental Indenture," and, together with the Original Indenture, the "Indenture"), which is filed as Exhibit 4.7 to the Registration Statement. The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Company and the Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company and the Guarantors.

We have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the Exchange Notes and the Exchange Guarantees.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

            1. The Exchange Notes have been duly authorized by the Company and, when (a) the Registration Statement has been declared effective, (b) the Indenture has been duly qualified under the TIA, (c) the Exchange Notes have been duly executed by the Company and (d) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in exchange for the Existing Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement, will constitute valid and legally binding obligations of the Company, as issuer, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general
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Select Medical Corporation
November 10, 2003
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equitable principles (whether considered in a proceeding in equity or at law)
and an implied covenant of good faith and fair dealing.

            2. The Exchange Guarantees have been duly authorized by each of the Guarantors and, when (a) the Registration Statement has been declared effective, (b) the Indenture has been duly qualified under the TIA, (c) the Exchange Notes have been duly executed by the Company and (d) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in exchange for the Existing Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement, will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of New York, and we express no opinion concerning the laws of any other jurisdiction. For the purposes of our opinion with respect to the due authorization of any of Exchange Guarantees by any Subsidiary or Guarantor not incorporated or organized in Pennsylvania, New York, New Jersey, Massachusetts or Delaware, we have assumed that the corporate, limited liability company, partnership or limited partnership law of the jurisdiction of incorporation or organization of such entities is identical to that of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus contained therein under the caption "Legal matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,


Dechert LLP